EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46874, 333-86785 and 333-59582) of Liquid Audio, Inc. of our report dated February 1, 2002 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 29, 2002